United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2004

Hercules Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-00496	51-0023450

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Hercules Plaza
1313 North Market Street
Wilmington, Delaware
19894-0001

(Address of principal executive offices) (Zip Code)

(302) 594-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURE

Item 8.01 Other Events.

     The Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission describe the Company’s asbestos-related liabilities, and refer to litigation currently pending in the Superior Court of Delaware, New Castle County, and to settlement discussions with the Company’s insurers (see Note 13 to the Company’s consolidated financial statements in the Form 10-K for the fiscal year ended December 31, 2003 and related disclosures in the Company’s subsequent Forms 10-Q). On August 24, 2004, the Company filed a current report on Form 8-K describing a comprehensive agreement to settle the Company’s claims for insurance coverage for asbestos-related liabilities with respect to those policies issued by certain underwriters at Lloyds, London and reinsured by Equitas Limited and related entities. That Form 8-K also described a confidential agreement in principle with many of the Company’s excess insurers whereby a significant portion of the costs incurred by the Company with respect to future asbestos product liability claims will be reimbursed to the Company, subject to those claims meeting certain criteria.

     The Company has reached an additional comprehensive agreement to settle the Company’s claims for insurance coverage for asbestos-related liabilities with respect to those insurance policies issued by various insurance companies operating in the London insurance market, and by one insurance company located in the United States. While many of the specific terms of this settlement agreement are confidential, the settlement agreement generally provides for (i) the payment of money to the Company in exchange for the release by the Company of past, present and future claims under those policies and the cancellation of such policies; (ii) the agreement by the Company to indemnify the released insurers from any such claims asserted under those policies; and (iii) under the alternative payment option described below, the impact on the settlement should federal asbestos reform legislation be enacted on or before January 3, 2007.

     The agreement provides for payments from participating insurers totaling approximately $102 million over a four year period beginning in 2005. The payments will be placed by the insurance companies into a trust. The trust funds may be used to reimburse the Company for costs it incurs in the future to resolve asbestos claims. Any funds remaining in trust subsequent to 2008 may be used by the Company to pay both asbestos-related claims and non-asbestos product related claims.

     The agreement also provides an alternative payment option for the U.S. insurer. If the alternative payment option is chosen by such insurer, then in lieu of the payments described in the above paragraph, the Company will be entitled to receive a payment of approximately $22.5 million in January 2005 and the settling insurers will be obligated to pay an additional amount of approximately $97.9 million into trust in installments commencing in 2005 and ending in 2008, of which up to approximately $50.4 million could be excused or refunded to the U.S. insurer in the event federal asbestos reform legislation is passed prior to January 3, 2007. The monies in this trust may be used to reimburse the Company for a portion of costs it incurs in the future to resolve certain asbestos claims. The Company’s ability to use portions of such trust fund is subject to specified confidential criteria, as well as limits on the amount that may be drawn from the trust in any one month during the period prior to January 3, 2007.

     The Company has also reached agreements with additional solvent and insolvent insurers, whose participation in the Company’s insurance program is substantially less than the aggregate participation of the insurers referred to above. Pursuant to these agreements, the Company has released or will release or partially release its rights to coverage under insurance policies issued by such insurers, and expects to receive cash payments, at various times commencing in 2004 and ending in 2011, totaling approximately $26 million, with some of those payments subject to forfeiture if federal asbestos reform legislation is passed.

     As described in the Form 8-K referred to in the first paragraph above, on August 24, 2004, the Company reached a confidential agreement in principle with many of its excess insurers whereby a significant portion of the costs incurred by the Company with respect to future asbestos product liability claims will be reimbursed to the Company, subject to those claims meeting certain criteria. Since that date, the balance of the Company’s excess insurers (which insurers have not otherwise settled with the Company for cash or trust payments) have agreed to enter into that same confidential settlement agreement. The Company and all of the excess insurers referred to in this paragraph have finalized definitive documents recording such agreements in principle and all such excess insurers have either signed or agreed to sign such definitive documents.

     Because agreements have been reached with all insurers, the Company does not expect that trial of the Company’s insurance coverage action, previously scheduled to commence on October 12, 2004, should be necessary. Accordingly, the Company is preparing motions to dismiss all defendants from the action.

     This Current Report on Form 8-K includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, reflecting management’s current analysis and expectations, based on what management believes to be reasonable assumptions. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on such factors as: the financial capacity of the settling insurers; business performance, economic and competitive uncertainties, environmental and safety regulations and clean-up costs, legislative changes, adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, or the inability to eliminate or reduce such financial exposures by collecting indemnity payments from insurers, the adequacy of the funds obtained in the settlements, the trial of the Company’s insurance coverage action if not dismissed, and the impact of increased accruals and reserves for such exposures. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. Additional factors are contained in other reports filed by the Company with the Securities and Exchange Commission. Words or phrases such as “will likely result,” “are expected to,” “should provide,” “will continue,” “is anticipated,” “is possible,” “estimate,” “project” or similar expressions identify forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update except as may be required by law.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 13, 2004	By:	HERCULES INCORPORATED

/s/ Richard G. Dahlen

Richard G. Dahlen
Chief Legal Officer